UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2002

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     On January 2, 2002, the Registrant issued the following press release:

FOR IMMEDIATE RELEASE:

For further information, please contact:	Investor Contact:

Nancy Udell, V.P., Publicity	Tom Severson,

(561) 682-4419	S.V.P. & Chief Financial Officer

(561) 659-4122, Fax: (561) 659-4754

PAXSON COMMUNICATIONS CORPORATION ANNOUNCES
OFFERING OF $310 MILLION SENIOR SUBORDINATED
DISCOUNT NOTES
AND CONSENT SOLICITATION OF 12 1/2% PREFERRED STOCK

(WEST PALM BEACH, FL — JANUARY 2, 2002) — Paxson Communications Corporation (AMEX — PAX) announced today that it has commenced an offering of senior subordinated discount notes. Proceeds of the offering will be used to refinance the company’s 12 1/2% exchange debentures due 2006 which will be issued in exchange for the outstanding shares of the company’s 12 1/2% exchangeable preferred stock on or about the closing date of the offering. The senior subordinated discount notes which will be due in 2009 are expected to generate gross proceeds of $310 million and will be guaranteed by the company’s subsidiaries. The company expects to issue the senior subordinated discount notes in January, subject to market conditions.

The offering of senior subordinated discount notes will not be registered under the Securities Act of 1933, as amended, and the notes will be offered and sold only to “Qualified Institutional Buyers” (as defined under Rule 144A under the Securities Act) and outside of the United States in accordance with Regulation S under the Securities Act. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

To facilitate the refinancing and the offering, Paxson also announced today that they are soliciting consents to amend the certificate of designation governing the company’s 12 1/2% Cumulative Exchangeable Preferred Stock and the indenture governing the related 12 1/2% exchange debentures for which the 12 1/2% preferred stock is exchangeable.

The consent solicitation announced today will expire at 10:00 a.m., New York City time on January 4, 2002, unless extended. Only holders of record of the 12 1/2% preferred stock as of the close of business on Friday, December 28th will be eligible to consent. Salomon Smith Barney is acting as solicitation agent for the consent.

ABOUT PAXSON COMMUNICATIONS CORPORATION

Paxson Communications Corporation owns and operates the nation’s largest broadcast television station group and PAX TV, the newest broadcast television network that launched in August of 1998. PAX TV reaches 84% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. Paxson owns and operates 65 stations (including three stations operated under time brokerage agreements). PAX airs its own original programming including “It’s A Miracle,” “Mysterious Ways,” “Encounters with the Unexplained” and “Doc,” starring recording

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artist Billy Ray Cyrus. PAX TV’s new season lineup includes the original series “The Ponderosa,” “Ed McMahon’s Next Big Star” and “Candid Camera.” Additional Paxson properties include the PAX Family Club, a branded affinity club that provides travel and product discounts for families, parenting advice and valuable online information. For more information, visit PAX TV’s website at www.pax.tv.

This press release contains “forward-looking statements,” within the meaning of federal securities laws, that involve risks and uncertainties. All statements herein, other than those consisting solely of historical facts, that address activities, events or developments that the company expects or anticipates will or may occur in the future including such things as business strategy, measures to implement strategy, competitive strengths, goals, success and other events may be on forward-looking statements. Statements herein are based on certain assumptions and analysis made by the company in light of its experience and its perception of historical trends, current conditions and potential future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results, events and developments will conform with the company’s expectations is subject to a number of risks and uncertainties and important factors that could cause actual results, events and developments to differ materially from those referenced in, contemplated by or underlying any forward-looking statements herein, including, among others, the continued development and viability of the company’s television operations, the company’s high level of indebtedness, restrictions imposed on the company by the terms of its indebtedness and preferred stock, the impact of government regulations, industry and economic conditions, competition, changes in operating expenses, industry and economic conditions and other factors, many of which are beyond the control of the company. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson

Thomas E. Severson Senior Vice President Chief Financial Officer and Treasurer Date: January 4, 2002

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